Exhibit 10.8.1

EXTENSION

OF

EMPLOYMENT AGREEMENT

EXTENSION AGREEMENT, this 16th day of December 2002, by and between FIRSTBANK (Bank), a federally chartered stock savings bank and its parent holding company ACCESS ANYTIME BANCORP., INC. (Company) and Don K. Padgett (Officer).

The Officer is Executive Vice President, Chief Lending Officer, and a Director of the Bank and has been duly elected to these positions.  Also, the Officer is President and a Director of the Company and has been duly elected to these positions.

Effective January 1, 2003, the Bank/Company and the Officer desires to amend an EMPLOYMENT AGREEMENT dated the 16th day of February, 2002, page 1 (one) Section 3 (three), Position and Responsibilities to read ...... “Officer to serve as President, Chief Executive Officer, Chief Lending Officer and Director of the Bank and President of the Company”.

Effective January 1, 2003, the Bank/Company and the Officer desires to amend an EMPLOYMENT AGREEMENT dated the 16th day of February, 2002, page 2 (Two) Section 4 (four), Compensation, (a) Salary – From $110,000 to $130,000 annually.

Effective January 1, 2003, the Bank/Company and the Officer desires to amend an EMPLOYMENT AGREEMENT dated the 16th day of February, 2002, page 2 (two) Section 3 (three), Position and Responsibilities, (a) Major Duties and Responsibilities ..... add:  (iii)  coordinate the efforts of the Bank/Company’s lending activities through guidance and leadership of mortgage, commercial and consumer lending.  Maintain oversight of Controllers preparation of financial plans, budgets, personnel, operations and supervisor of manager’s delegated responsibilities for same.

Effective January 1, 2003, the Bank/Company and the Officer desires to amend an EMPLOYMENT AGREEMENT dated the 16th day of February, 2002, page 1 (one) Section 2 (two), Term to read ..... shall continue for a period of three years through December 31, 2005.

This EXTENSION AGREEMENT herewith incorporates all other terms and conditions of an EMPLOYMENT AGREEMENT dated the 16th day of February, 2002, by and between the Bank/Company and the Officer.

FIRSTBANK		ACCESS ANYTIME BANCORP, INC.

BY:	\s\ Robert Chad Lydick	BY:	\s\ Robert Chad Lydick
	Robert “Chad” Lydick, Chairman		Robert “Chad” Lydick, Member
	Board of Directors		Board of Directors

OFFICER

BY:	\s\ Don K. Padgett
Don K. Padgett